                                                                        10.2(a)

[FIRST UNION LOGO APPEARS HERE]

                                LOAN AGREEMENT



First Union National Bank of Florida
Post Office Box 740502
Atlanta, Georgia 30374-0502
(Hereinafter referred to as the "Bank")

TECHFORCE CORPORATION
15950 Bay Vista Drive, Suite 340
Clearwater, Florida 34620

TECHFORCE UK LIMITED
15950 Bay Vista Drive, Suite 340
Clearwater, Florida 34620
(Individually and collectively "Borrower")

     This Loan Agreement ("Agreement") is entered into September 23rd, 1996, by and between Bank and Borrower, corporations organized under the laws of the State of Georgia and the United Kingdom, respectively.

     Borrower has applied to Bank for a loan or loans (individually and collectively, the "Loan") which is evidenced by one or more promissory notes (whether one or more, the "Note") as follows:

     Line of Credit - in the principal amount of $15,000,000.00 which is evidenced by the Promissory Note dated September 23rd, 1996 ("Note"), under which Borrower may borrow, repay, and reborrow, from time to time, so long as the total indebtedness outstanding at any one time does not exceed the principal amount. The Loan proceeds are to be used by Borrower solely for working capital support, with a sublimit of $3,000,000.00 for equipment lease financing, and the Borrower shall have the option to utilize availability under the Line of Credit to finance Acquisitions based on the terms, conditions and limitations as hereinafter set forth. Bank's obligation to advance or readvance under the Note shall terminate if Borrower is in Default under the Note or any Loan Document.

     This Agreement applies to the Loan and all Loan Documents herein.

     Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

                              1. REPRESENTATIONS.
                                 ----------------

     Borrower represents that from the date of this Agreement and until final payment in full of the Obligations:

     (a) Accurate Information.  All information now and hereafter furnished to
         ---------------------
Bank is and will be true, correct and complete in all material respects. Provided, concerning any information delivered to Bank by Borrower, which information was created or otherwise generated by a third person for the benefit of Borrower or Bank, Borrower makes no representation as to the accuracy or correctness of such information. Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof, (including all contingent liabilities of every type) in all material respects, and Borrower further represents that its financial condition has not had a material adverse change since the date(s) of such documents.

     (b) Authorization; Non-Contravention.  The execution, delivery and
         ---------------------------------
performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized by all necessary action taken by the duly authorized officers of Borrower and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's assets, or (iii) give cause for the acceleration of any obligations of Borrower to any other creditor. The foregoing representation is subject to and limited by applicable bankruptcy, insolvency and other similar law affecting creditors' rights.

     (c) Asset Ownership.  Borrower has good and marketable title to, or a valid
         ----------------
and subsisting leasehold interest in, all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except for minor imperfections in title of non-material amounts and except as otherwise disclosed to Bank by Borrower in writing and shown on Schedule "A" attached hereto ("Permitted Liens"). To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen.

     (d) Discharge of Liens and Taxes.  Borrower has duly filed, paid and/or
         -----------------------------
discharged all taxes except that, as of the date hereof, the tax return for the State of Georgia has not been processed or other claims which may become a lien (other than a Permitted Lien) on any of its property or assets, except to the extent that such items are not yet due and payable or are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained.

     (e) Sufficiency of Capital.  Borrower is not, and after consummation of
         -----------------------
this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Loan, will not be, insolvent within the meaning of 11 U.S.C. (S) 101(32).

     (f) Compliance with Laws.  Borrower is in compliance in all material
         ---------------------
respects with all federal, state and local laws, and, where applicable, foreign jurisdictions, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. (S) 3617, et seq.) or narcotics (including 21 U.S.C.(S) 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and, where applicable, foreign jurisdictions, and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable.

     (g) Organization and Authority.  Borrower  is duly organized, validly
         ---------------------------
existing and in good standing under the laws of the state or country of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Borrower is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower.

     (h) No Litigation.  There are no pending or threatened suits, claims or
         --------------
demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing and which are shown on Schedule "B" attached hereto.

     (i) Regulation U.  None of the proceeds of the Loan made pursuant to this
         -------------
Agreement shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System ("Regulation U"), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purchase which might render the Loan a "Purpose Credit" within the meaning of Regulation U.

     (j) ERISA.  Each employee pension benefit plan, as defined in ERISA,
         ------
maintained by Borrower meets, as of the date hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1954, as amended. No "Prohibited Transaction" or "Reportable Event" (as both terms are defined by ERISA) has occurred with respect to any such plan.

     (k) Name and Offices.   Borrower has had no change in the name under which
         -----------------
the Borrower conducts business in the five years preceding the date of execution of this Agreement and Borrower has not moved its executive offices or place of business within the five years preceding the date of execution of this Agreement, except as set forth on Schedule "C" attached hereto. The Borrower's chief place of business and executive offices are located as is set forth on Schedule "D" attached hereto.

     (l) Landlords and Mortgagees.   Borrower has current lease agreements
         -------------------------
and/or mortgages outstanding, wherein the landlord and/or the mortgagee may have certain rights in the Collateral, said landlords and mortgagees being set forth and described on Schedule "E" attached hereto.

                           2.  AFFIRMATIVE COVENANTS.
                               ----------------------

     Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will:

     (a) Business Continuity.  Conduct its business in substantially the same
         --------------------
manner and locations as such business is now and has previously been conducted.

     (b) Maintain Properties.  Maintain, preserve and keep its property in good
         --------------------
repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement.

     (c) Access to Books & Records. Allow Bank, or its agents, during normal
         --------------------------
business hours and after giving reasonable notice to the Borrower, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank to make copies thereof at Bank's expense.

     (d) Insurance.  Maintain adequate insurance coverage with respect to its
         ----------
properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses as the Borrower including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require. Companies deemed acceptable to Bank shall be companies which shall be licensed to do business within the State of Florida and who shall be financially sound and reputable insurors. Borrower shall deliver copies of such policies to the Bank with satisfactory bank's loss payable endorsements, naming Bank as an additional insured and loss payee. Each such endorsement shall include a New York standard or other mortgagee clause acceptable to Bank. Each policy of insurance or endorsement shall contain a clause requiring the insuror to give not less than thirty (30) days prior written notice to Bank in the event of cancellation of the policy for any reason whatsoever and a clause that the interest of the Bank shall not be impaired or invalidated by any act or neglect of Borrower or any owner of the Collateral nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. The Borrower agrees to furnish Bank, promptly as rendered, true copies of all reports with respect to property insurance claims in excess of $50,000.00 made in any reporting forms to insurance companies.

     (e) Notice of Default and Other Notices.
         ------------------------------------

         (i) Notice of Default.  Furnish to Bank immediately upon becoming
         ----------------------
aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto.

         (ii) Other Notices.  Promptly notify Bank in writing of
         -------------------

         (1) any material adverse change in its financial condition or its business;

         (2) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any material indebtedness owing by Borrower;

         (3) any material adverse claim against or affecting Borrower or any part of its properties;

         (4) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower, which, if resolved or determined adversely to the Borrower, may have a materially adverse effect upon Borrower's financial condition; and

         (5) at least thirty (30) days prior thereto or as soon as possible if such notice cannot reasonably be given thirty (30) days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's structure or change of Borrower's chief place of business or any executive office.

     (f) Compliance with Other Agreements.  Comply with all terms and conditions
         ---------------------------------
contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the Note.

     (g) Payment of Debts.  Pay and discharge when due, and before subject to
         -----------------
penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount which would have a material adverse effect on the Collateral, business or profits of Borrower, except those which Borrower in good faith disputes.

     (h) Reports and Proxies.  Deliver to Bank, promptly, a copy of all
         --------------------
financial statements, financial reports, notices, and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority.

     (i) Other Financial Information.  Deliver promptly to Bank such other
         ----------------------------
information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request.


     (j) Non-Default Certificate From Borrower.  Deliver to Bank, with the
         --------------------------------------
Financial Statements required herein, a certificate signed by Borrower by a principal financial officer of Borrower warranting to the best of such officer's knowledge that no "Default" as specified in the Loan Documents nor any event which, upon the giving of notice or lapse of time or both, would constitute such a Default, has occurred.

     (k) Estoppel Certificate.  Furnish, within (fifteen) 15 days after request
         ---------------------
by Bank, a written statement duly acknowledged of the amount due under the Loan and whether, to the best of Borrower's knowledge, offsets or defenses exist against the Obligations

     (l) Deposit Relationship.  Maintain its primary depository accounts and
         ---------------------
cash management accounts with Bank.

                            3. NEGATIVE COVENANTS.
                               -------------------

     Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not:

     (a) Default on Other Contracts or Obligations.  Default on any material
         ------------------------------------------
contract with or obligation when due to a third party or default in the performance of any material obligation to a third party incurred for money borrowed in an amount in excess of $50,000.00, except to the extent that such obligations or amounts are being appropriately contested in good faith with adequate reserves for the payment thereof being maintained.

     (b) Judgment Entered. Permit the entry of any monetary judgment or the
         -----------------
assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower in an amount in excess of $50,000.00 and that is not discharged or execution is not stayed within thirty (30) days of entry.

     (c) Loans and Advances.  Except for inter-Borrower loans, Borrower shall
         -------------------
not make loans or advances, excepting ordinary course of business travel and expense advances, to any person or entity which total more than $50,000.00 in the aggregate.

     (d) Government Intervention.  Permit the assertion or making of any
         ------------------------
seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired.

     (e) Prepayment of Other Debt.  Retire any long-term debt entered into prior
         -------------------------
to the date of this Agreement at a date in advance of its legal obligation to do so, except as such prepayment may result in substantial savings to Borrower or otherwise be in Borrower's best interest while resulting in no impairment of Borrower's ability to pay all obligations to Bank as the same shall become due.

     (f) Retire or Repurchase Capital Stock.  Retire or otherwise acquire any of
         -----------------------------------
its capital stock, except as such retirement or repurchase does not materially impair Borrower's ability to pay its obligations to the Bank as the same shall become due.

     (g) Change in Fiscal Year.  Change its fiscal year without the consent of
         ----------------------
Bank.

     (h) Encumbrances.  Create, assume, or permit to exist any mortgage,
         -------------
security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than the following "Permitted Liens":

         (i) security interests required by the Loan Documents;

         (ii) liens for taxes contested in good faith;

         (iii) liens accruing by law for employee benefits; or

         (iv) those encumbrances listed on Schedule A.

     (i) Investments.  Purchase any stock, securities, or evidence of
         ------------
indebtedness of any other person or entity except investments in direct obligations of the United States Government and certificates of deposit of United States commercial banks having a tier 1 capital ratio of not less than six percent (6%) and then in an amount not exceeding ten percent (10%) of the issuing bank's unimpaired capital and surplus.

                            4. FINANCIAL COVENANTS.
                               --------------------

     Borrower, on a consolidated basis, agrees to the following provisions from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing:

     (a) Limitation on Debt.  Borrower shall not, directly or indirectly,
         -------------------
create, incur, assume or become liable for additional debt, contingent or direct, if, giving effect to such additional debt on a pro forma basis, causes the aggregate amount of Borrower's debt, including obligations to Bank, to exceed $25,000.00, except for the following:

         (i) Loans made between the Borrower and the Bank pursuant to this Loan;

         (ii)  Purchase money security interests;

         (iii) Payables in the ordinary course of business;

         (iv)  Capitalized leases (included in Senior Debt);

         (v)   Intercompany debt between the Borrowers;

         (vi) Balances existing as of the date of this Loan and as are reduced over time with creditors AT&T Paradyne, Union Chelsea National Bank, United American Bank and Seaman's Credit Corporation.

     (b) Senior Debt/EBITDA.  Beginning December 31, 1996, and measured
         -------------------
quarterly thereafter, Senior Debt at quarter end shall not exceed 2.50 times EBITDA for the most recent twelve (12) month period, consistent with GAAP.

                        5. ANNUAL FINANCIAL STATEMENTS.
                           ----------------------------

     Borrower shall deliver to Bank, within one hundred five (105) days after the close of each fiscal year, audited financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules, a copy of its report on Form 10-K, an inventory report and a budget for the coming year; all on a consolidated and consolidating basis and in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. All such statements shall be examined by an independent certified public accountant acceptable to Bank. Bank acknowledges the acceptance of Arthur Anderson, L.L.P., as an accountant acceptable to the Bank. The opinion of such independent certified public accountant shall not be acceptable to Bank if qualified due to any limitations in scope imposed by Borrower or its Subsidiaries, if any. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Bank's approval.


                       6. PERIODIC FINANCIAL STATEMENTS.
                          ------------------------------

     Borrower shall deliver to the Bank, monthly, a Borrowing Base Certificate, Summary Aging Reports and the Aging Summary for Leases, which Certificate and Reports shall be due by the fifteenth (15th) of the following month.

     Borrower shall deliver to the Bank, quarterly, a Covenant Compliance Certificate, certified by the Comptroller, and Accounts Receivable Detailed Aged Trial Balance, both of which shall be due by the fifteenth (15th) of the month following the end of the quarter. The Borrower shall deliver to the Bank a copy of its reports on a Form 10-Q, which shall be due within fifteen (15) days of its filing.

                      7. FINANCIAL AND OTHER INFORMATION.
                         --------------------------------

     Borrower shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower's financial condition. Such information shall be true, complete, and accurate, in all material respects, provided, however, that Borrower makes no representation as to the accuracy or correctness of any information delivered to the Bank by Borrower which information was created or otherwise generated by a third person for the benefit of Bank.

                              8. BORROWING BASE.
                                 ---------------

     As to the Note in the principal amount of $15,000,000.00, the following provisions shall apply:

     (a) Working Capital Advances.  The maximum amount outstanding under the
         -------------------------
revolving credit facility shall be the lesser of 85% of (1) Eligible Accounts Receivable plus ninety percent (90%) of the net present value of Eligible Leases (capped in the aggregate at $3,000,000.00) or (ii) $15,000,000.00.

     Eligible Accounts Receivable shall be defined as all accounts receivable not more than ninety (90) days from the date of the original invoice that arise in the ordinary course of Borrower's business and meets the following eligibility requirements: (i) the sale of goods or services reflected in such account is final and such goods and services have been delivered or provided and accepted by the account debtor and payment for such is owing; (ii) the invoices comprising an account are not subject to any claims, returns or disputes of any kind; (iii) the account debtor is not insolvent;

(iv) the account debtor has its principal place of business in the United States (excepting Canadian accounts, UK account and accounts backed by letters of credit); (v) the account debtor is not an affiliate of Borrower and is not a supplier to Borrower and the account is not otherwise exposed to risk of set-off; (vi) not more than fifty percent (50%) of the original invoices owing Borrower by the account debtor are more than ninety (90) days from the date of the original invoice, and (vii) are evidenced by a monthly Borrowing Base Certificate and Accounts Receivable Aging Summary. AT&T Contra accounts and foreign accounts (excepting Canadian accounts, UK accounts and accounts backed by letters of credit) are considered ineligible accounts.

     Eligible Leases shall be defined as leases aged one hundred eighty (180) days or less and which payment is thirty (30) days or less past due, as evidenced by a monthly Borrowing Base Certificate and Aging Summary for Leases. Leases with a term exceeding thirty-six (36) months are considered ineligible leases unless preapproved by the Bank.

     (b) Acquisition Sublimit.  There shall be a two (2) year availability with
         ---------------------
advances taken during the two year period amortized up to five (5) years from the date of advancement. Exact amortization and amount of financing of each advance to be based upon the type of Acquisition and determined at the time of the advance. Bank reserves the option to review any Acquisition in excess of $3,000,000.00 prior to funding, regardless of whether funded under the working capital or Acquisition portion of the credit facility. Acquisitions with a per transaction cost of $3,000,000.00 or less may be made without Bank approval so long as borrowing base availability is sufficient (independent of the assets being acquired), no term-out of the corresponding draw is being requested and the resulting post-acquisition financial condition allows for compliance with financial covenants. So long as the foregoing parameters are met, there is no limit on aggregate Acquisitions draws less than $3,000,000.00. Collateral shall include an interest in assets acquired. The variable interest rate set forth in the Note shall also apply for this sublimit. Upon Borrower's request, fixed rate options will be provided at time of funding, based upon prevailing market rates. NOTE: A prepayment penalty may apply if a fixed interest rate is
               -----
selected.

     (c) Required Reports.  Borrower shall certify to Bank by the tenth (10th)
         -----------------
day of each month, the information set forth on the Borrowing Base and Covenant Compliance Certificate for TECHFORCE CORPORATION and subsidiaries in a form and content attached as Schedule "F" hereto, together with all detail and supporting documents requested by Bank. Bank may at any time and from time to time, during Borrower's normal business hours and upon reasonable notice, enter upon any business premises of Borrower and audit Borrower's accounts. Bank's determination of the amount of Eligible Accounts Receivable and Eligible Leases shall at all times be indisputable and deemed correct. The Borrower, at all times, shall cooperate with Bank without limitation by providing Bank information and access to Borrower's premises and business records and shall be courteous to Bank's agents.

                           9. CONDITIONS PRECEDENT.
                              ---------------------

     The obligations of Bank to make the Loan and any advances pursuant to this Agreement are subject to the following conditions precedent:

     (a) Additional Documents.  Receipt by Bank of such additional supporting
         ---------------------
documents as Bank or its counsel may reasonably request.

_____(b)  No Default.  All of the terms, conditions, covenants and payments
          -----------
required by the Borrower pursuant to the Note and Loan Documents are current and not in Default.

                                  10. DEFAULT
                                      -------

     If any of the following occurs, a default ("Default") under the Note, Security Agreement, this Agreement and the Loan Documents shall exist:

     (a) Nonpayment.  The failure of timely payment of the Obligations under the
         -----------
Note or any other Loan Document.

     (b) False Warranty.  A warranty or representation made in the Loan
         ---------------
Documents or furnished Bank in connection with the loan evidenced by the Loan Documents proves materially false, or if of a continuing nature, becomes materially false and such materially false warranty or representation is not cured within thirty (30) days following written notice by the Bank to the Borrower.

     (c) Cross Default.  At Bank's option, any default in payment or performance
         --------------
of any obligation under any other loans, contracts or agreements of Borrower or any Subsidiary of Borrower with Bank , which default is not timely cured and as a result of such default an acceleration occurs, shall constitute a Default of the terms and conditions of the obligations of the Borrower to the Bank under the Note, Security Agreement and other Loan Documents. Likewise, any Default in the terms and conditions of the Note which is the subject of this loan, the Security Agreement or any of the Loan Documents, which default is not timely cured and as a result of such Default an acceleration occurs, shall be and constitute a Default under the terms and conditions of any other obligation owed by the Borrower to the Bank.

     (d) Bankruptcy.  If the Borrower shall file a petition in voluntary
         -----------
bankruptcy or under any bankruptcy act or similar law, state or federal, whether now or hereafter existing, or an answer admitting insolvency or inability to pay its debts, or if Borrower fails to obtain a vacation or stay of involuntary proceedings within sixty (60) days of the filing of such involuntary proceeding, the same shall constitute an immediate default.

     (e) Cessation.  The dissolution of, termination of existence of, loss of
         ----------
good standing by or against the Borrower, or its subsidiaries, if any, or any general partner of the holders of the majority ownership interests of Borrower, or any party to the Loan Documents.

     (f) Material Capital Structure or Business Alteration.  Without prior
         --------------------------------------------------
written consent of Bank, (i) a material alteration in the kind or type of Borrower's business or that of its Subsidiaries , if any; (ii) the acquisition of substantially all of Borrower's or any Subsidiary's business or assets, or a material portion (10% or more) of such business or assets if such a sale is outside Borrower's or any Subsidiary's ordinary course of business, or more than fifty percent (50%) of its outstanding stock or voting power in a single transaction or a series of transactions; (iii) except for Acquisitions of $3,000,000.00 or less, the acquisition of substantially all of the business or assets or more than fifty percent (50%) of the outstanding stock or voting power of any other entity; or (iv) except where the Acquisition is for $3,000,000.00 or less, should any Borrower or Subsidiary enter into any merger or consolidation.

     (g) Non-monetary Defaults.  If default in the due observerance or
         ----------------------
performance of non-monetary covenants, agreements or conditions heretofore or hereafter contained, required to be kept or performed or observed by the Borrower in the Note, the Security Agreement, this Agreement or any other Loan Document or any other instrument executed concurrently with or in connection with the Note, the Security Agreement, this Agreement or the other Loan Documents, and the same shall not be cured within thirty (30) days after written notice thereof by the Bank to the Borrower. If such cure cannot be reasonably expected to occur within said thirty (30) day period, the same shall not be considered a Default so long as the Borrower immediately and within the thirty (30) day period, commences cure and diligently pursues said cure to completion and, during such time, the Collateral of the Bank is not impaired and the Borrower's ability to repay the Obligations has not been impaired.

     (h) Loss, Theft, etc.  Any loss, theft, substantial damage or destruction
         -----------------
of the Collateral not fully covered by insurance, or as to which insurance proceeds are not remitted to Bank within thirty (30) days of loss, and which creates a material impairment of Borrower's operations or the ability of Borrower to repay the Obligations under the Loan Documents; any sale (except the sale of inventory in the ordinary course of business), lease or encumbrance of the Collateral without the prior written consent of the Bank, except for Permitted Liens; or the making of any levy, seizure or attachment on or of the Collateral which is not removed within ten (10) days following such levy, seizure or attachment.

     (i) Receiver.  The appointment of a receiver for, assignment for the
         ---------
benefit of creditors of the Borrower or any of its Subsidiaries, if any.


                           11. REMEDIES UPON DEFAULT
                               ---------------------

     If a Default occurs in the Note, Security Agreement, this Agreement or any Loan Document which is not timely cured, all of the Obligations shall be deemed accelerated and immediately due and payable without notice and Bank may, at any time thereafter, take the following actions and shall have all of the following rights and remedies:

     (a)  Possession. To take immediate possession of the Collateral, without
          -----------
notice or resort to legal process, and for such purpose, to enter upon any premises on which the Collateral or any part thereof may be situated and to remove the same therefrom, or, at its option, to render the Collateral unusable or dispose of said Collateral on Borrower's premises.

     (b) Assemble. To require Borrower to assemble the Collateral and make it
         ---------
available to Bank at a place to be designated by Bank.

     (c) Setoff. To exercise its right of set-off or bank lien as to any monies
         -------
of Borrower deposited in demand, checking, time, savings, certificate of deposit or other accounts of any nature maintained by Borrower with Bank or Affiliates of Bank, without advance notice, regardless of whether such accounts are general or special.

     (d) Dispose of Collateral. To dispose of Collateral, as a unit or in
         ----------------------
parcels, separately or with any real property interests also securing the Obligations, in any county or place to be selected by Bank, at either private or public sale (at which public sale bank may be the purchaser) with or without having the Collateral physically present at said sale.

     (e) Notice. Any notice of sale, disposition or other action by Bank
         -------
required by law and sent to Borrower at Borrower's address shown above, or at such other address of Borrower as may from time to time be shown on the records of Bank, at least five (5) days prior to such action, shall constitute reasonable notice to Borrower. Notice shall be deemed given or sent when mailed postage prepaid to Borrower's address as provided herein. The Bank, without any obligation to do so, shall endeavor to give such Notice to the Borrower of Bank's exercise of its remedies under this Agreement. A failure to give such Notice shall not constitute a default hereunder by the Bank, nor shall it impair, prohibit, or preclude the Bank from enforcing any or all of its rights under this Loan Agreement.

     (f) Application of Proceeds. Bank shall be entitled to apply the proceeds
         ------------------------
of any sale or other disposition of the Collateral, and the payments received by Bank with respect to any of the Collateral, to the Obligations in such order and manner as Bank may determine.

     (g) Decline of Collateral. Collateral that is subject to rapid declines in
         ----------------------
value and is customarily sold in recognized markets may be disposed of by Bank in a recognized market for such collateral without providing notice of sale.

     (h) UCC.  Bank shall have all rights and remedies of a Secured Party under
         ----
the Uniform Commercial Code.

_____(i) Cumulative.  Bank shall be entitled to exercise any rights and
         -----------
remedies as provided in the Loan Documents or so provided by law or equity.


                          12. REMEDIES ARE CUMULATIVE
                              -----------------------

     No failure on the part of Bank to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right, power or remdy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law, in equity or in other Loan Documents.

                         13. MISCELLANEOUS PROVISIONS.
                             -------------------------

     (a)  Amendments and Waivers.  No waivers, amendments or modifications of
          -----------------------
any provision of the Note, Security Agreement, Loan Agreement or any Loan Documents shall be valid unless in writing and signed by an officer of Bank and the Borrower. No waiver by Bank of any Default shall operate as a waiver of any other Default or of the same Default on a future occasion. Neither the failure of, nor any delay by, Bank in exercising any right, power or privilege granted pursuant to any Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

     (b) Assignment.  The Note and other Loan Documents shall inure to the
         -----------
benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank's interests in and rights under the Note and other Loan Documents are freely assignable, in whole or in part, by Bank. The Bank, without any obligation to do so, shall endeavor to give notice to the Borrower of any intended assignment of the Note, Security Agreement, this Agreement or any of the Loan Documents. A failure to give such notice shall not constitute a default hereunder by the Bank nor shall it impair, prohibit or preclude the Bank from enforcing any or all of its rights and remedies under the Loan Documents. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank's prior written consent is null and void. Any assignment shall not release Borrower from the Obligations.

     (c)  Applicable Law; Conflict Between Documents. The Note and other Loan
          -------------------------------------------
Documents shall be governed by and construed under the laws of the State of Florida without regard to that state's conflict of laws principles. If the terms of the Note should conflict with the terms of this Loan Agreement or any commitment letter that survives closing, the terms of the Note shall control.

     (d)  Jurisdiction. Borrower irrevocably agrees to non-exclusive personal
          -------------
jurisdiction in the State of Florida.

       (e)    Severability.  If any provision of the Note or of the other Loan
              -------------
Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Note or other such document.

       (f)    Notices.  Any notices to Borrower shall be sufficiently given,
              --------
if in writing and mailed or delivered to the Borrower's address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Bank's office address at 410 Central Avenue, St. Petersburg, Florida 33701 or such other address as Bank may specify in writing from time to time. In the event that Borrower changes Borrower's address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid.

       (g)    Plural; Captions. All references in the Loan Documents to
              -----------------
Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents.

       (h)    Binding Contract.  Borrower by execution of this Agreement and
              -----------------
Bank acceptance of the Note agree that each party is bound to all terms and provisions of the Note and this Agreement.

       (i)    Advances. Bank in its sole discretion may make other advances and
              ---------
readvances under the terms of the Note and this Agreement.

       (j)    Posting of Payments.  All payments received during normal banking
              --------------------
hours after 2:00 p.m. local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day.

       (k)    Joint and Several Obligations. Each Borrower is jointly and
              ------------------------------
severally obligated under this Agreement and the other Loan Documents.

       (l)    Fees and Taxes. Borrower shall promptly pay all documentary,
              ---------------
intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time.

       (m)    Time is of the Essence.  As for each payment or performance
              -----------------------
hereunder time shall be of the essence.

       (n)    Schedules.  The following schedules attached to this Agreement are
              ----------
incorporated herein by reference:

              (i)    Schedule A - Permitted Liens.

              (ii)   Schedule B - Pending or Threatened Suits, Claims or
Demands.

              (iii)  Schedule C - Change of Name and Offices.

              (iv)   Schedule D - Chief Place of Business and Executive Offices.

              (v)    Schedule E - Landlords and Mortgagees.

              (vi) Schedule F - Borrowing Base and Covenant Compliance Certificate.

           14.  BASIS FOR REPRESENTATIONS AND DELIVERY OF INFORMATION
                -----------------------------------------------------

       The Note and Loan Documents provide that the Borrower shall from time to time deliver to the Bank certain information, reports, representations, certifications and warranties. For purposes of such performance in favor of the Bank and to establish the threshold of the knowledge or notice that the Borrower may have when making such presentation or deliveries, the Borrower shall be deemed to have notice of a fact when (a) Borrower has actual knowledge of it; or
(b) Borrower has received a notice or notification of it; or (c) from all of the facts or circumstances known to the Borrower at the time in question, the Borrower has reason to know that it exists.

       The Borrower shall be deemed to "know" or to have "knowledge" of a fact when the Borrower has actual knowledge of it. "Discover" or "learn" or a word or phrase of similar import refers to knowledge rather than to reason to know. The time and circumstances under which a notice or notification may cease to be effective are not determined by the Uniform Commercial Code of Florida. All other terms shall be as defined in the Uniform Commerical Code of the State of Florida.

                                15. DEFINITIONS
                                    -----------

       When used herein, or in any other Loan Document, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

       (a)    Acquisitions shall mean the Borrower's acquiring, by purchase of
              ------------
assets, stock, merger or consolidation, all or a substantial portion of the assets of a third person or entity, which is not a Subsidiary or Affiliate of the Borrower.

       (b)    Affiliate shall have the meaning as defined in 11 U.S.C. Section
              ---------
101, except that the term "Debtor" shall be substituted by the term "Borrower" herein.

       (c)    Bank shall mean First Union National Bank of Florida, its
              ----
succesors and assigns.
--------

       (d)    Borrower shall mean Techforce Corporation, a Georgia corporation,
              --------
and Techforce UK Limited, jointly and severally.

       (e)    CD-based rate shall mean the domestic certificate of deposit
              -------------
rate, more specifically "CD rate" and is the rate (rounded to the next higher 1/100th of one percent) for U.S. Dollar certificates of deposits of that many months maturity as published in the Federal Reserves H.15 under the caption "CDs (Secondary Market)" for the first New York business day of the relevant capital Interest Period (or if not so reported, then as determined by the Bank from another recognized source or interbank quotation), adjusted for reserves by dividing that rate by 1.00 minus the CD Reserve. "CD Reserve" is the maximum percentage reserve requirement (rounded to the next higher 1/100th of one percent and expressed as a decimal) of the Federal Reserve Board for non-personal time deposits of that maturity and in an amount of $100,000.00 or more.

       (f)    Collateral shall mean all Accounts, Chattel Paper, Contracts,
              ----------
Contract Rights, Documents, General Intangibles, Goods, Leasehold Improvements, Instruments, Deposit Accounts, Equipment, Fixtures, Inventory, all as generally defined in the Uniform Commercial Code, of the State of Florida, and all other assets of the Debtor, of whatever nature or kind and wherever located, including, but not limited to, furniture, furnishings, patents, trademarks, licenses (including licenses on patents and trademarks), rights as seller of Goods and rights to return or repossess Goods, partnership interests or joint ventures and all records pertaining to the Collateral, now owned or hereafter acquired and all products and proceeds of any of the Collateral described above in any form, and all proceeds of such Collateral, any additions, accessions or substitutions thereof and thereto. Notwithstanding the foregoing, Collateral does not and shall not include any Discounted Leases or the equipment which is the subject of such Discounted Leases.

       (g)    Discounted Leases shall mean a lease of equipment where the
              -----------------
Borrower is the Lessor and the Borrower's customer is the Lessee.

       (h)    EBITDA shall mean earnings before interest, taxes, depreciation
              ------
and amortization in accordance with GAAP.

       (i)    GAAP shall mean generally accepted accounting principles in the
              ----
United States of America in effect from time to time, applied on a consistent basis.

       (j)    Loan Documents shall mean all documents executed in connection
              --------------
with the Loan evidenced by the Note and may include, without limitation, a commitment letter or loan proposal that survives closing, a loan agreement, the note, the security agreement, the security instruments, financing statements, debentures, mortgage instruments, letters of credit and any renewals or modifications, amendments or supplements (excluding swap agreements as defined in 11 U.S.C. Section 101).

       (k)    Obligations shall mean any and all indebtedness and other obliga-
              -----------
tions under the Note, all other obligations as defined in the respective Loan Documents and all obligations under any swap agreements as defined in 11 U.S.C.
Section 101 between Borrower and Bank whenever executed.

       (l)    Permitted Liens shall mean (i) liens at any time granted in favor
              ---------------
of Bank; (ii) liens for taxes (excluding any lien imposed pursuant to any of the provisions of ERISA) not yet due or being contested as permitted by Paragraph 1(d) hereof, but only if in Bank's reasonable judgment such lien does not affect adversely and materially Bank's rights or the priority of Bank's liens in the Collateral; (iii) liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons for labor, materials, supplies or rentals incurred in the ordinary course of the Borrower's business, but only if the payment thereof is not at the time required (or if payment is required, only if and for so long as the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings and such liens do not, in the aggregate materially detract from the value of the Collateral of the Borrower or materially impair the use thereof in the operation of the Borrower's business) and only if such liens are junior to the liens in favor of the Bank; (iv) liens incurred or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws; (v) attachment, judgment and other similar non-tax liens arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such liens is and continues to be effectively stayed or bonded on appeal in a manner satisfactory to the Bank for the full amount thereof, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings and such liens do not, in the aggregate, materially detract from the value of the Collateral of the Borrower or materially impair the use thereof in the operation of the Borrower's business; (vi) purchase money security liens not otherwise inconsistent with the terms of this Agreement; (vii) reservations, exceptions, easements, rights of way, and other similar encumbrances affecting real property, provided that in Bank's reasonable judgment, they do not in the aggregate materially detract from the value of said properties or materially interfere with their use in the ordinary course of the Borrower's business and, if said real property constitutes Collateral, Bank has consented thereto or were disclosed pursuant to this Agreement on a schedule hereto; (viii) such other liens as appear on Schedule A attached hereto; and (ix) such other liens as Bank may hereafter approve in writing, which approval will not be unreasonably withheld or delayed.

       (m)    Senior Debt shall mean all commitment bank debt, outstanding
              -----------
letter of credit (if applicable), capitalized leases and any other type of third party debt not subordinated to Bank, with the exception of trade payables.

       (n)    Subsidiary shall mean any corporation of which more than fifty
              ----------
percent (50%) of the issued and outstanding voting stock is owned directly or indirectly by Borrower.

                              16. CONFIDENTIALITY
                                  ---------------

       Bank acknowledges that Borrower is a public company and that information and disclosures contained in the various reports and financials that Borrower is required to deliver to Bank will contain material non-public information. Bank agrees to protect and keep confidential all information provided to Bank by Borrower, not disclose such information to any third party and shall comply with all state and federal regulations imposed upon Bank with respect to such information.

                             17. DISCOUNTED LEASES
                                 -----------------

       It is the intent that Discounted Leases and the equipment which is the subject of such Discounted Leases not be a part of the Collateral securing this Loan. Provided, however, should Borrower present a Discounted Lease to Bank as Collateral for a draw upon the Loan, Bank shall determine on a case by case basis the amounts to be loaned under the Line of Credit and it shall be conditioned upon the Bank's underwriting requirements existing at the time of the request, including but not limited to, acquiring a first security interest in the Discounted Lease and the equipment which is the subject of such Discounted Lease.

                         18. DELIVERY AND ACCEPTANCE.
                             ------------------------

       This Loan Agreement was executed, delivered and accepted between the Borrower and the Bank at Hunton & Williams, The NationsBank Plaza, Suite 4100, 600 Peachtree Street N.E., Atlanta, Georgia.

       IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.





                               TECHFORCE CORPORATION
                               Taxpayer Identification Number:


CORPORATE                      By: /s/ Jerrel W. Kee
SEAL                              --------------------------------------
                                   JERREL W. KEE , Senior Vice President

EXECUTED as a Deed and Delivered by
the Company pursuant to a resolution of
its board of directors dated [                           } by:-



"The Common Seal of            )
TECHFORCE UK LIMITED           )
was hereto affixed             )
in the presence of:            )



Director                  /s/ Jerrel W. Kee
                          --------------------------------
                                  (Signature)

                          Jerrel W. Kee
                          --------------------------------
                          (Print name of person signing)






Secretary                 /s/ Timothy B. Knight
                          ---------------------------------
                                   (Signature)

                          Timothy B. Knight
                          --------------------------------
                          (Print name of person signing)



                              FIRST UNION NATIONAL BANK OF FLORIDA


                              /s/ Timothy Coop
                              ---------------------------------------
                              Timothy Coop, President

                                  SCHEDULE "A"

                                PERMITTED LIENS

1. Liens created pursuant to that certain Security Agreement dated March 25, 1994, in favor of AT&T Paradayne Corporation.

2. Lien created pursuant to that certain Lease Agreement on certain Discounted Leases dated November 15, 1995, in favor of Union Chelsea National Bank.

3.  Lien created in favor of National Westminster Bank.

4. Lien created pursuant to that certain Master Equipment Lease Agreement dated July 13, 1994, in favor of Siemens Credit Corporation.

5. Lien created pursuant to that certain Lease Agreement in favor of United American Bank.

6. Lien created pursuant to that certain Equipment Service Agreement dated April 16, 1992, in favor of Packard Bell Electronics.

                                   SCHEDULE B

                 PENDING OR THREATENED SUITS, CLAIMS OR DEMANDS

       Borrower has a contract with Adelman Travel Systems, Inc. ("Adelman"). TechForce has terminated the contract because of concerns about Adelman's performance under the contract and Adelman has alleged that such termination was not permitted. The parties have already exchanged corresponsence with respect to this matter but the parties have not reached a resolution. The UCC search results revealed that Adelman filed a complaint in DuPage County, Wheaton, Illinois, requesting that the court enter judgment in Adelman's favor for alleged pecuniary damages in the sum of $50,000.00 and for costs and fees incurred in any litigation. To date, the Borrower has not been served with, and has no further knowledge of, any claim, summons or pending litigation with Adelman or any other third parties.

                                  SCHEDULE "C"

                           CHANGE OF NAME AND OFFICES

       TechForce Corporation was incorporated under the name "International Services Integrators Corporation". TechForce Corporation filed a Certificate of Name Change Amendment on March 23, 1994, with the Georgia Secretary of State to change its name to its present name.

       TechForce U.K. Limited was incorporated under the name "Forbram Limited" in England and Wales on the 15th day of February, 1994. TechForce U.K. Limited filed a Certificate of Incorporation on Change of Name on February 18, 1994, to change its name to its present name.

                                 SCHEDULE "D"

                 CHIEF PLACE OF BUSINESS AND EXECUTIVE OFFICES

   747 Church Road                                   15950 Bay Vista Drive
   Suite C-1                                         Suite 340
   Elmhurst, Illinois 60126                          Clearwater, Florida 34620


   Unit 16                                           3783 Lamar Street
   Headlcy Park Area 10                              Memphis, Tennessee 38818
   Woodley, Reading
   Berks, RGS 4SW
   England

   The chief place of business was changed by Borrower, TECHFORCE CORPORATION, to 15950 Bay Vista Drive, Suite 340, Clearwater, Florida 34620, on March ____, 199__.

                                  SCHEDULE "E"

                            LANDLORDS AND MORTGAGEES

   Pinellas Bay Vista Partners, Ltd.
   15950 Bay Vista Drive
   Clearwater, Florida 34620

   Loeb Industries, Inc.
   c/o Commerce Center LP
   5264 Poplar Avenue
   Memphis, Tennessee 38119

   Banyon Morgan Milwaukee Limited Partnership
   c/o 18W100 100
   22nd Street, Suite 128
   Oakbrook T errace, Illinois 60181

                                   SCHEDULE F

               BORROWING BASE AND COVENANT COMPLIANCE CERTIFICATE

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                                    Page 23